UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

FEBRUARY 7, 2006
(Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1658 FOSTERS WAY, DELTA, BC, CANDA, V3M 6S6
(Address of principal executive offices)

(604) 636-1056
Registrant's telephone number, including area code

ITEM 8.01	OTHER INFORMATION

Effective February 7, 2006, House of Brussels Chocolates Inc. (the "Company"), entered into an agreement with Laurus Master Fund, Ltd.("Laurus"), for the purpose of amending the terms of its indebtedness to Laurus including its (i) Secured Convertible Term Note, dated March 29, 2005 (“Term Note”) (ii) Secured Convertible Minimum Borrowing Note, dated March 29, 2005, and (iii) Secured Convertible Revolving Note, dated March 29, 2005, (“Revolving Note”). This agreement (the “Amendment”), postponed the obligation of the Company to make certain scheduled amortization payments in accordance with the terms of the Term Note such that the monthly principal amount of $109,375 due on the first business day of December 2005, January 2006 and February 2006 shall be deferred and made payable on the maturity date of the Term Note, March 9, 2008. Further, Laurus granted the Company a right to fund $500,000 in equity capital at a rate below the Fixed Conversion Rate set forth in the Laurus Term Note. The Company has substantially completed this funding. In consideration of the foregoing, the Amendment resets the price per share of the Company’s common stock at which Laurus may convert the first $500,000 of the Company’s existing indebtedness from $0.88 to $0.35 per share.

In a separate letter agreement, Laurus notified the Company of its decision to exercise its discretion to loan the Company an amount in excess of the formula amount set forth in the Revolving Note. Beginning February 7, 2006, and ending on March 31, 2006, Laurus agreed to make available to the Company an amount on the Revolving Note equal to the formula amount plus $500,000. For the period beginning on April 1, 2006 and ending on April 30, 2006, Laurus agreed to make available to the Company an amount on the Revolving Note equal to the formula amount plus $400,000. For the period beginning on May 1, 2006 and ending on May 31, 2006, Laurus agreed to make available to the Company an amount on the Revolving Note equal to the formula amount plus $300,000, and for the period beginning on June 1, 2006 and ending on June 30, 2006, Laurus agreed to make available to the Company an amount on the Revolving Note equal to the formula amount plus $200,000 (the “Overadvance”).

In connection with making the Overadvance, for the period ending on June 30, 2006, Laurus waived compliance with such loan provisions relating to the immediate repayment requirement for Overadvances and agreed that solely for such period (but not thereafter), (i) the Overadvance shall not trigger an Event of Default and (ii) the increase in the Overadvance rate set forth in the security agreement governing the Revolving Note shall not apply.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.
4.1	Secured Convertible Term Note by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd. (1)
4.2	Secured Revolving Note by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd. (1)
4.3	Secured Convertible Minimum Borrowing Note by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd (1)

4.4	Security Agreement by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd (1)
4.5	Master Security Agreement by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd (1)
4.6	Securities Purchase Agreement by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd (1)
10.1	Amendment to certain secured convertible notes by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd.
10.2	Overadvance Letter by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd.

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form 8-K filed on March 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: January 7, 2006
By: /s/ Grant Petersen
Grant Petersen
Chief Executive Officer and President